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                               CONSENT OF COUNSEL

                              AIM INVESTMENT FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the AIM China Fund, AIM Enhanced Short Bond Fund, AIM International Bond Fund and AIM Japan Fund series portfolios of AIM Investment Funds (the "Trust") which are included in Post-Effective Amendment No. 78 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-19338), and Amendment No. 79 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05426), on Form N-1A of the Trust.




                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
March 23, 2006